UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 17, 2006

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	1

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 17, 2006, Tekelec (the “Company”) received an “additional staff determination” (the “May 17 Nasdaq Notification”) from The Nasdaq Stock Market (the “Nasdaq”) in which the Nasdaq informed the Company that (1) the Nasdaq had not received the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “First Quarter 2006 Form 10-Q”) as required by Nasdaq Marketplace Rule 4310(c)(14) and (2) the Company’s failure to timely file the First Quarter 2006 Form 10-Q with the Securities and Exchange Commission (the “Commission”) by the prescribed due date of May 10, 2006 served as an additional basis for delisting the Company’s Common Stock from the Nasdaq National Market. Nasdaq Marketplace Rule 4310(c)(14) requires that, as a condition to the continued listing of the Company’s Common Stock on the Nasdaq National Market, the Company make, on a timely basis, all filings with the Commission that are required by the Securities Exchange Act of 1934, as amended.
     In the Company’s Current Report on Form 8-K filed with the Commission on March 23, 2006, the Company reported that, on March 20, 2006, it had received a “notice of delisting” (the “March 20 Nasdaq Notification”) from the Nasdaq indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of the Company’s failure to timely file with the Commission its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”). In the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2006, the Company also disclosed certain potential adverse consequences associated with any delisting of its Common Stock.
     As reported in the Company’s Current Report on Form 8-K filed with the Commission on April 19, 2006, following receipt of the March 20 Nasdaq Notification, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Nasdaq’s delisting determination and to request that the Nasdaq continue the listing of the Company’s Common Stock and grant to the Company an extension of time in which to comply with the Nasdaq’s listing standards. As further reported in the Company’s Current Report on Form 8-K filed with the Commission on May 11, 2006 (the “May 11 Form 8-K”), on April 20, 2006, the Company appeared before the Panel and, on May 5, 2006, the Nasdaq notified the Company that the Panel had granted the Company’s request that the Nasdaq continue the listing of the Company’s Common Stock on the Nasdaq National Market, subject to the condition that the Company file with the Commission, on or before July 17, 2006, the 2005 Form 10-K, all required restatements and the First Quarter 2006 Form 10-Q. The Company’s request of the Panel, and the Panel’s determination to continue the listing of the Company’s Common Stock, had therefore contemplated that the Company would not be in a position to timely file the First Quarter 2006 Form 10-Q with the Commission, and that the Company’s inability to timely make the filing would constitute an additional basis for delisting.
     As previously reported in the May 11 Form 8-K and in the Company’s Form 12b-25 Notification of Late Filing of Quarterly Report on Form 10-Q filed with the Commission on May 11, 2006, the Company could not timely file the First Quarter 2006 Form 10-Q as a result of the Company’s ongoing review and analysis of accounting matters as described in those filings, in the Company’s Current Reports on Form 8-K filed with the Commission on February 21, 2006, March 17, 2006 and April 19, 2006 and in the Company’s Form 12b-25 Notification of Late Filing of Annual Report on Form 10-K filed with the Commission on March 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 22, 2006	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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